PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 15, a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:The Board of Directors of the Corporation, by resolutions duly adopted, eliminated all 1,500,000,000 authorized shares of common stock, par value $0.001 per share (the “Common Stock”), classified and designated as PGIM ESG High Yield Fund, and hereby decreases the number of shares of Common Stock that the Corporation has authority to issue by 1,500,000,000 shares to an aggregate of 95,025,000,000 shares, having an aggregate par value of

$950,250,000.

SECOND:Prior to the decrease in the total number of authorized shares of Common Stock authorized by these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 96,525,000,000 shares, $0.01 par value per share, having an aggregate par value of $965,250,000, classified and designated as follows:

PGIM High Yield Fund
Class A Common Stock	6,000,000,000
Class B Common Stock	50,000,000
Class C Common Stock	1,000,000,000
Class R Common Stock	500,000,000
Class R2 Common Stock	300,000,000
Class R4 Common Stock	300,000,000
Class R6 Common Stock	37,000,000,000
Class T Common Stock	300,000,000
Class Z Common Stock	41,000,000,000
PGIM Short Duration High Yield Income Fund
Class A Common Stock	800,000,000
Class C Common Stock	700,000,000
Class R6 Common Stock	1,500,000,000
Class T Common Stock	75,000,000
Class Z Common Stock	5,500,000,000
PGIM ESG High Yield Fund Class A Common Stock	200,000,000
Class C Common Stock	300,000,000
Class R6 Common Stock	400,000,000
Class Z Common Stock	600,000,000

THIRD:Following the decrease in the total number of authorized shares of Common Stock, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 95,025,000,000 shares, $0.01 par value per share, having an aggregate par value of $950,250,000 classified and designated as follows:

PGIM High Yield Fund

Class A Common Stock	6,000,000,000
Class B Common Stock	50,000,000
Class C Common Stock	1,000,000,000
Class R Common Stock	500,000,000
Class R2 Common Stock	300,000,000
Class R4 Common Stock	300,000,000
Class R6 Common Stock	37,000,000,000
Class T Common Stock	300,000,000
Class Z Common Stock	41,000,000,000
PGIM Short Duration High Yield Income Fund
Class A Common Stock	800,000,000
Class C Common Stock	700,000,000
Class R6 Common Stock	1,500,000,000
Class T Common Stock	75,000,000
Class Z Common Stock	5,500,000,000

FOURTH:The Board of Directors decreased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the Maryland General Corporation Law and under the authority contained in the charter of the Corporation.

FIFTH:These Articles  Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH:The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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65794261-v32

IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 15 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 19th day of November, 2025.

ATTEST:	PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15

By: /s/George HoytBy: /s/Scott Benjamin

Name: George HoytName: Scott Benjamin

Title: Assistant SecretaryTitle: Vice President